Exhibit 3.2

                                     BYLAWS

                                       OF

                       SOUTHERN HERITAGE BANCSHARES, INC.


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

        1. Annual Meeting. The annual meeting of the shareholders of SOUTHERN HERITAGE BANCSHARES, INC. (the "Corporation") for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such time and place, either within or without this State, as may be designated from time to time by the directors.

        2. Special Meetings. Special meetings of the shareholders may be called by the chairman of the board, president, a majority of the board of directors, or, upon written demand, by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting. The place of said meetings shall be the principal office of the Corporation, unless otherwise designated by the directors.

        3. Notice of Shareholder Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail or at the direction of the president, secretary, officer, or person calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. The person giving such notice shall certify that the notice required by this paragraph has been given.

        4. Quorum. At each meeting of the shareholders, except as otherwise expressly required by law, if shareholders holding not less than a majority of the shares of stock of the Corporation (hereinafter called "Stock") issued, outstanding and entitled to be voted thereat are present in person or by proxy, they shall constitute a quorum for the transaction of business. In the absence of a quorum at any meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence from the meeting of all the shareholders, any officer entitled to preside at, or to act as presiding officer of, such meeting may adjourn the meeting from time to time without notice to the shareholders until shareholders holding the amount of Stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

        5. Voting. Each shareholder shall at each meeting of the shareholders be entitled to one vote in person or by proxy for each share of

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the  Corporation which has voting  power on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation and may be voted by proxy on the date fixed pursuant to the provisions of Section 7.5 of these Bylaws as the record date for the determination of shareholders who shall be entitled to receive notice of, and to vote at, such meeting. Shares of Stock belonging to the Corporation shall not be voted upon directly or indirectly. Any vote on Stock may be given at any meeting of the shareholders by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing by the shareholder or by his duly appointed attorney-in-fact delivered before or at the time of the meeting to the Secretary of the Board, the President, or the Cashier. The attendance at any meeting of a shareholder who may previously have given a proxy shall not have the effect of revoking the proxy unless he shall in writing so notify the person acting as secretary of the meeting prior to the voting of the proxy. At all meetings of the shareholders, all matters, except as otherwise provided in the Charter, these Bylaws, or by law, shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present, provided that there shall be no cumulative voting by the shareholders on any matter. The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy.

        6. List of Shareholders. It shall be the duty of the Cashier or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board, to prepare and certify a list of shareholders as of the record date fixed pursuant to the provisions of Section 7.5 of these Bylaws and to produce and keep it open for inspection at any meeting of shareholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

        1. General Powers. The business and affairs of the Corporation shall be managed by the Board based on information presented by management. The Board shall examine at least once in each calendar year at intervals of not more than fifteen (15) months, all affairs of the Corporation, a report of which shall be included in the minutes.

        2. Number and Time of Holding Office. Subject to the requirements of the Charter and the laws of the State of Tennessee, the board may from time to time by the vote of the majority of the whole board determine the number of directors by board resolution. The term "whole board" as used in the Bylaws shall mean the number of positions on the board regardless of the number of directors then in office. No decrease in the number of directors shall shorten the term of any incumbent director. Directors shall be of legal age but need not be shareholders, unless state law, federal law or a bank regulatory agency so requires. Other qualifications may be required by statute.

        3. Election of Directors. Elections for each class of directors as set forth in the Charter shall be held at shareholders' meetings at which a quorum is present, and nominations for directors must be mailed to and received by the secretary of the corporation at the principal office of the corporation not less than one hundred twenty (120) days prior to the meeting at which directors are to be elected. Election shall be by written ballot, signed by the shareholder, unless a majority of the shareholders or the chairman of the meeting requires otherwise. At the election, each share of Common Stock shall have one (1) vote which may be cast by the owner of record, or by his authorized representative. The candidates receiving the largest number of votes shall be elected. Cumulative voting is not permitted.

        4. Classes of Directors. As set forth in the Charter, the directors will be divided into three (3) classes of as nearly equal in number as possible. The directors will serve for three (3) year terms. A class of directors will be elected every year. The initial Class I directors will serve a one (1) year term, the initial Class II directors will serve a two (2) year term, and the initial Class III directors will serve a three (3) year term. Upon conclusion of these initial terms, all classes of directors will serve three (3) year terms.

        5. Resignations and Removals. Any director at any time may resign by giving written notice of his resignation to the board, the president, or the secretary of the board. Any director who becomes disqualified shall forthwith resign his office; but upon the removal of his disqualification, he shall be eligible for election. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be as specified therein, then it shall take effect immediately upon its receipt by the board, the president, or the secretary of the board. Except as specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed for cause (as defined in the Charter) by a vote of a majority of the whole board. A director who is disqualified may be removed by the board.

        6. Vacancies. Newly created directorships resulting from an increase in the number of authorized directors and vacancies occurring in the board for any reason, including, without limitation, removal from office by vote of the directors as herein provided, shall be filled only by a vote of a majority of the entire board. Any director so elected shall hold office until the annual meeting of shareholders at which the term of the class to which he has been elected expires.

        7. Place of Meeting. The board may hold its meetings at such place or places within or without the State of Tennessee as the board may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

        8. Annual Meeting. At least one time during each fiscal year, the board shall meet for the purpose of organization, the election of officers, and the transaction of other business. Unless the board by resolution otherwise shall determine, the Annual Meeting shall be held in lieu of or in conjunction with any regular meeting.

        9. Regular Meetings. Regular meetings of the board shall be held at least quarterly and at such times as the board shall from time to time determine. Notices of regular meetings need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be postponed until another day as determined by resolution of the board.

        10. Special Meetings; Notice. Special meetings of the board shall be held whenever called by the chairman of the board, the president, any two
(2) executive officers, or one-third (1/3) of the directors. A notice of each special meeting shall be given as provided in this Section which notice shall specify the time and place of the meeting, but, except as otherwise expressly provided by law, the purposes thereof need not be stated in such notice. Notice of each meeting shall be mailed to each director, addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held or shall be sent addressed to him at such place by telegraph, cable, wireless or other form or recorded communication or be delivered personally or by telephone not later than the day before the day on which the meeting is to be held. Notice of any meeting of the board need not, however, be given to any director if waived by him in writing or by telegraph, cable, wireless, or other form of recorded communication before, during, or after such meeting or if he shall be present at the meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat. However, the attendance of a director at a meeting shall not constitute a waiver of notice of that meeting when the director attends the meeting for the express purpose of objecting to the transaction of any business due to the belief the meeting is not lawfully called or convened.

        11. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, in the Charter or by law, a majority of the whole board shall be present in person at any meeting of the board in order to constitute a quorum for the transaction of business at the meeting. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a board and individual directors shall have no power as such.

        12. Action by Consent. Any action required or permitted to be taken at any meeting of the board or of any committee thereof or of the shareholders may be taken without a meeting if written consent setting forth the action so taken is signed by all members of the board or of a committee or by all shareholders or if permitted by statute the number of which would be sufficient to carry the vote if a meeting were to be held, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee or shareholders. In addition, any action required or permitted to be taken at any meeting of the board or of any committee thereof may be taken pursuant to a telephone conference call or similar communications equipment so long as all members of the board or committee participating in the meeting can hear each other.

                                   ARTICLE III

                                   COMMITTEES
                                   ----------

        1. Executive Committee - Number, Appointment, Term of Office, etc. The Board, by resolution adopted by a majority of the whole Board, may designate an Executive Committee consisting of one (1) or more directors then in office, but at a minimum, the Chairman of the Board and President shall be members. The Chairman of the Board shall chair the Executive Committee, but hereby is excluded from participation (other than in the capacity of a director or committee member) in major policymaking functions of the corporation, and he shall not actually participate therein. The designation of the Executive Committee and the delegation of authority to the Executive Committee shall not operate to relieve the Board, or any member of the Board, of any responsibility imposed by law. Each member of the Executive Committee shall continue to be a member thereof only so long as he remains a director and at the pleasure of a majority of the whole Board. Any vacancies on the Executive Committee may be filled by the majority of the whole Board. The term "whole Executive Committee" as used in these Bylaws shall mean the number of positions on the Executive Committee regardless of the number of members thereof then in office.

        2. Functions and Powers. The Executive Committee, between meetings of the board, shall have and may exercise all of the authority of the board in the management of the business and affairs of the Corporation except to the extent, if any, that such authority shall be limited by resolution appointing the Executive Committee and by state law.

        3. Meetings. Regular or special meetings of the Executive Committee of which no notice shall be necessary, shall be held on such days and times and at such places within or without the State of Tennessee whenever called by any two (2) members of the Executive Committee, or one-third (1/3) of the directors. Notice of each special meeting thereof, shall be addressed to each committee member at his residence or usual place of business by mail, telegraph, cable, wireless, other form of recorded communication, delivered personally, or be given by telephone. Notice of any such meeting need not, however, be given to any member of the Executive Committee if waived by him in writing or by telegraph, cable, wireless, or other form of recorded communication, before, during, or after such meeting or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given if all the members of the Executive Committee shall be present thereat or sign a waiver of notice. The purpose of a meeting need not be specified in the notice or waiver of notice of any meeting. Subject to the provisions of these Bylaws, by resolution adopted by a majority of the whole Executive Committee, the Executive Committee may fix its own rules of procedure.

        4. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by law, a majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

        5. Resignations. Any member of the Executive Committee may resign therefrom at any time by giving written notice of his resignation to the chairman of the Executive Committee, the chairman of the board, or the president. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the chairman of the board, the president or the secretary; and, unless specified therein, the acceptance of a resignation shall not be necessary to make it effective.

        6. Other Committees. The board, by resolution adopted by a majority of the whole board, may designate one or more other committees, which shall in each case consist of such number and shall have and may exercise such powers as are delegable under Tennessee law of the board for such periods as the board may determine in the respective resolutions designating such committees or from time to time. A majority of all members of any committee may fix its rules of procedure, determine its action, fix the time and place, whether within or without the State of Tennessee, of its meetings and specify what notice thereof, if any, shall be given, unless the board shall by resolution otherwise provide. Each member of any such committee shall continue to be a member thereof only at the pleasure of a majority of the whole board. Any vacancies on any committee may be filled by a majority of the whole board.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

        1. Number. The corporation shall have a president and a secretary, and such other officers as the board of directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

        2. Election and Term. The officers shall be elected by the board at its annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been
elected and qualified.   Any  vacancies  in any  offices  may be filled by a
majority  vote of the whole board.

        3. Resignations and Removal. Any officer may resign at any time by giving written notice of his resignation to the board, the president, or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the board, the president or the secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to the provisions of the Charter, any officer or agent may be removed by a majority vote of the board, with or without cause.

        4. Duties. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices and as the board of directors may from time to time provide. If not specified, the duties shall be as follows:

                (a)  Chairman  of the Board:  The  Chairman of the  Board  shall
                     ----------------------
preside at all meetings of the board of directors, unless he requests another officer to preside in his stead. He shall perform all other duties as are properly required of him by the board of directors. The Chairman of the Board of the corporation and any affiliate of the corporation are hereby excluded from participation (other than in the capacity of a director) in major policymaking functions of the corporation, and they shall not actually participate therein.

                (b) President: The President must be  a member of the Board  and
                    ---------
shall have general charge of the business and affairs of the corporation. He shall preside at all meetings of shareholders, and in his absence, the Board shall appoint another officer. The President shall supervise and direct all officers, other agents, and employees, subject to the control of the Board. He shall have power to appoint all agents and employees not appointed or elected by the Board and shall have the power to remove all agents, employees, and officers who are not executive officers and shall have such other powers and duties and perform such other duties provided in these Bylaws and as may be assigned to him from time to time by the Board. The President shall have the authority to vote shares of another corporation owned by the corporation. The President shall be the chief executive officer of the corporation.

                (c) Vice-President (if any): The  vice-president  shall  perform
                    -----------------------
such duties as may be assigned to him by the board of directors. In case of the death, disability, or absence of the president, the vice-president shall perform and be vested with all the duties and powers of the president.

                (d)  Secretary:  The  secretary  shall keep  the  minutes of the
                     ---------
meetings of the board of directors and of the shareholders in a well bound book or books; he shall attend to the giving and serving of notice; he may sign with the president in the name of the corporation all stock certificates, contracts, and instruments authorized by the board of directors; he shall have charge of the certificate books and other books or papers as the board of directors may direct; all of which shall at all reasonable times be open to the examination of any director or shareholder, to the extent required by law, upon application at the office of the corporation during business hours; he shall authenticate records of the corporation, which duty may be exercised by and delegated to the CFO; and he shall in addition perform all duties incident to the office of secretary, subject to the control of the board of directors. He shall submit such reports to the board of directors as may be required by it.

                (e) CFO (if any):  The CFO shall have  the custody  of all funds
                    ------------
and securities of the corporation and shall keep proper accounts of same; when necessary or proper, he shall endorse, on behalf of the corporation, all checks, notes, and other obligations and shall deposit the same to the credit of the corporation in such bank or banks as the board of directors may designate. He shall enter regularly in the books of the corporation to be kept by him for that purpose a full and accurate account of all monies received and paid out by him on account of the corporation, and he shall at all reasonable times exhibit his books and accounts to any director or shareholder upon application at the office of the corporation during business hours; he shall perform all acts incident to the position of the CFO, subject to the control of the board of directors. He shall perform such other duties as may be assigned to him from time to time by the president or the Board.

                                   ARTICLE V

                      RESIGNATIONS, REMOVALS, AND VACANCIES
                      -------------------------------------

        1. Resignations. Any officer or director may resign at any time by giving written notice to the chairman of the board, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its delivery to the corporation.

        2. Removal of Officers. Any officer or agent may be removed by the board at any time, with or without cause.

        3. Removal of Directors. Any or all of the directors may be removed either with or without cause by a proper vote of the shareholders; and, as provided in the charter, may be removed with cause by a majority vote of the entire board. "Cause" shall include a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the corporation.

        4. Vacancies of Directors. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any directorship for any reason, including removal of a director, may be filled by the vote of a majority of the entire board.

                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

        1. Liability of Officers and Directors. No person shall be liable for any loss or damage suffered on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith and in accordance with the standard of conduct set forth in T.C.A. ss. 48-18-502.

        2. Indemnification of Officers and Directors. The corporation shall indemnify to the fullest extent permitted by law any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation or such other corporation, except in relation to such matters to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law,
bylaw,   agreement,   vote  of shareholders, or otherwise.

                                  ARTICLE VII

                            SHARES AND THEIR TRANSFER
                            -------------------------

        1. Certificates of Stock. Every owner of Stock shall be entitled to have a certificate or certificates, in such form as the board shall prescribe, certifying the number, class, and series, if any, of shares of Stock owned by him. The certificates representing shares of the respective classes and series, if any, of the Stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the person who was, at the time of signing, the president, or a vice president and by the person who was, at the time of the signing, the secretary, or the CFO (Chief Financial Officer), and the seal of the Corporation shall be affixed thereto if there is a seal; provided however, that where any certificate is signed (a) by a transfer agent or assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature thereon of such president or vice president and of such secretary or CFO and the seal of the Corporation affixed thereto may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be an officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be the officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the Stock represented by certificates for Stock, the number, class and series, if any, of shares represented by such certificates, respectively, the respective dates thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and a new certificate or certificates shall be issued only after the former certificate for a like number of shares shall have been so canceled, except in cases provided for in Section 4 of this Article VII.

        2. Transfers of Stock. Transfers of the Stock shall be effective only when entered upon the stock transfer books of the Corporation. The registered holder of Stock, or his attorney thereunto authorized by power of attorney duly executed and filed with the secretary or with a transfer clerk or a transfer agent appointed as provided in Section 3, Article VII, shall surrender for cancellation the certificate or certificates for such shares which have been properly endorsed and shall pay all taxes thereon. The person in whose name shares of Stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

        3. Regulations. The board may make rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of Stock certificates. The board may appoint or authorize any officer or officers to appoint one or more transfer clerks or one or more transfer agents and one or more registrars and may require all Stock certificates to bear the signature or signatures of any of them.

        4. Lost, Destroyed and Mutilated Certificates. The Corporation may issue a new Stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, or which shall have been mutilated, and the board, in its discretion, may require the owner of the allegedly lost, destroyed, or mutilated certificate, or his legal representatives, to give the Corporation a bond in the sum, limited or unlimited, in a form and with any surety or sureties as the board shall in its uncontrolled discretion determine to be sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any certificate, or the issuance of a new certificate.

        5. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board may, by resolution, direct that the stock transfer books of the Corporation be closed for a stated period not to exceed forty (40) days or such longer period as permitted by statute. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to vote at a meeting of shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. Provided, however, that, in lieu of closing the stock transfer books as aforesaid, the board may fix in advance a date not to be less than ten (10) days preceding the date on which the particular action requiring the determination of shareholders is to be taken, as a record date for the determination of the shareholders. In the event that no such record date shall have been so fixed for a meeting of shareholders, the record date shall be the date of the meeting. The shareholders as determined and only those shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, the meeting and any adjournment thereof, or to give consent, as the case may be, notwithstanding any transfer of any Stock on the books of the Corporation after any record date fixed as aforesaid.

                                  ARTICLE VIII

                                ACTION BY CONSENT
                                -----------------

         Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon and indicating each person or entity's vote or abstention on the action. The action must receive the affirmative vote of the number of votes that would be necessary to authorize or take such action at a meeting.

                                   ARTICLE IX

                         CONTRACTS, DEPOSITS AND PROXIES
                         -------------------------------

        1. Execution of Contracts, etc. Except as otherwise required by law or by these Bylaws, any executive officer specifically designated by the Board of the corporation shall have power to execute and deliver any deeds, contracts, mortgages, bonds, debentures and other documents for and in name of the corporation, and this authority may be general or confined to such specific instances as the Board may by resolution determine.

        2. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation or otherwise as the Board or the President shall direct in such banks, trust companies, or other depositories as the Board may select or as may be selected by any executive officer. For the purpose of deposit and for the purpose of collection for the account of the corporation, checks, drafts and other orders for the payment of money which are payable to the order of the corporation may be endorsed, assigned, and delivered by any executive officer or other officer or agent of the corporation.

        3. Proxies in Respect to Stock or Other Securities of Other Banks. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Executive Committee, the President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of Stock or other securities in any other corporation to vote or consent in respect to such Stock or other securities; the Chairman of the Executive Committee, the President, or a Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chairman of the Executive Committee, the President, or a Vice President may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the corporation may exercise its powers and rights.

                                   ARTICLE X

                                  OFFICES, ETC.
                                  -------------

        1. Principal Office. The principal office of the corporation in the State of Tennessee will be in Bradley County.

        2. Books and Records. Except as otherwise required by law, the Charter of the corporation or these Bylaws, the corporation may keep the books and records of the corporation in such place or places within or without the State of Tennessee as the Board may from time to time by resolution determine or the business of the corporation may require.

                                   ARTICLE XI

                                      SEAL
                                      ----

         The Board may provide a corporate seal which shall be in the form of a circle and shall bear the full name of the corporation and the words and figures "Tennessee, Seal," or words and figures of similar import. The seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by any executive officer.

                                   ARTICLE XII

                                   FISCAL YEAR
                                   -----------

         The fiscal year of the corporation shall end December 31 in each year.

                                  ARTICLE XIII

                                WAIVER OF NOTICES
                                -----------------

         Whenever any notice is required to be given by these Bylaws or by the Charter of the corporation or by the laws of the State of Tennessee, a waiver of notice in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIV

                                    RESERVED
                                    --------

                                   ARTICLE XV

                               AMENDMENT OF BYLAWS
                               -------------------

         Any provision of these Bylaws, except for those provisions relating to the duties, term of office, or indemnification of a director, may be amended, altered or repealed by the board; but any bylaws made by the board may be altered, amended, or repealed by the shareholders.

                                  CERTIFICATION
                                  -------------

         I certify that these bylaws were adopted by the organizational meeting of the corporation held on March 31, 2004.



                                           /s/ Roger E. Jenne
                                          ------------------------------------
                                           Roger E. Jenne, Secretary